Exhibit 10.2

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408-263-9789 Fax: 408-946-6070 www.LifeScan.com
June 1, 2007
Andrew Denver
Chairman
Universal Biosensors Inc
27, Woodville Ave
Wahroonga NSW 2076 Australia

Dear Andrew,
I am writing to you today to propose amending our current Development and Research Agreement.
This amendment will be effective as of the date of this letter and amends the Development and Research Agreement (“Agreement”) entered into the 1st day of April, 2002 and amended on March 31,2004 and December 21, 2004 and December 7, 2005 by and between Universal Biosensors, Inc., a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“Universal Biosensors”) and LifeScan Inc., a California corporation having its principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035 (“Lifescan”). LifeScan and Universal Biosensors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
In consideration for the covenants and undertakings set forth herein and in the Agreement, the Parties hereby agree:-
Article 2.2 is hereby amended to add the following sentence at the end thereof:
“The structure and personnel of the Steering Committee may be changed at any time upon mutual consent of the parties.”
Article 4.1 is deleted in its entirety and replaced by the following:
      4.1 In consideration for the rights, licenses, and options granted herein to LIFESCAN, LIFESCAN shall make payments to UNIVERSAL BIONSENSORS in accordance with the provisions of Exhibit E, which is attached hereto.

Article 9.2 a) is amended by inserting new contact details for Universal Biosensors’ party to receive a copy of any notice served by LIFESCAN as follows:
Chief Executive Officer
103 Ricketts Road
Mt. Waverly VIC 3149
Australia
Facsimile: + 61 3 9543 6490
(or such other address and contact details as may be notified to Lifescan from time to time by written notice.)
The Parties agree that all other provisions in the Agreement remain effective.
In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.
AGREED AND ACCEPTED TO:

UNIVERSAL BIOSENSORS INC		LIFESCAN, INC.

By:	/s/ Andrew Denver	By:	/s/ John E. Klopp

Name:	Andrew Denver	Name:	John E. Klopp
Title:	Chairman	Title:	WWVP, Bus. Dev.
Date:	June 1, 2007	Date:	June 1, 2007

EXHIBIT E
In consideration for the rights, licenses and options granted herein, LIFESCAN, from December 1, 2006, shall make payments to UNIVERSAL BIOSENSORS of two hundred fifty thousand DOLLARS US (US $250,000.00) within thirty (30) days of the beginning of each calendar quarter during the Term. Any payments due hereunder shall be payable to UNIVERSAL BIOSENSORS in United States Dollars by wire transfer.